UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, State or other Jurisdiction of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number
001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803

(A Missouri Corporation)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

NOT APPLICABLE

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 22, 2012, Great Plains Energy Incorporated (“Great Plains Energy”) reoffered and sold $287,386,000 aggregate principal amount of 5.292% Notes due 2022 (the “Notes”), pursuant to the Remarketing Agreement, dated as of February 14, 2012, among Great Plains Energy, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the remarketing agents, and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, as amended by the Amendment to Remarketing Agreement, dated March 16, 2012 (as amended, the “Remarketing Agreement”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (333-180105) of Great Plains Energy (the “Registration Statement”). The Notes were originally issued as components of the equity units issued by Great Plains Energy in May 2009.

In connection with the reoffering and sale of the Notes, Great Plains Energy entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. These exhibits are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

1.1	Remarketing Agreement, dated as of February 14, 2012, among Great Plains Energy, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the remarketing agents, and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent.

1.2	Amendment to Remarketing Agreement, dated March 16, 2012, among Great Plains Energy, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the remarketing agents.

4.1	Supplemental Indenture No. 2 dated as of March 22, 2012 between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Purchase Contract and Pledge Agreement, dated as of March 19, 2012, among Great Plains Energy, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and The Bank of New York Mellon Trust Company, N.A., as collateral agent, custodial agent and securities intermediary.

5.1	Opinion dated March 23, 2012 of Dewey & LeBoeuf LLP.

23.1	Consent of Dewey & LeBoeuf LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Kevin E. Bryant
Kevin E. Bryant
Vice President–Investor Relations and Treasurer

Date: March 23, 2012